Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. REDACTED MATERIAL IS MARKED WITH A [***].

LETTER OF CREDIT REIMBURSEMENT AGREEMENT

Between

GEVO, INC.

and

CITIBANK, N.A.

Relating to

$68,155,000

Iowa Finance Authority
Solid Waste Facility Revenue Bonds
(Gevo NW Iowa RNG, LLC Renewable Natural Gas Project),
Series 2021

Dated as of April 1, 2021

TABLE OF CONTENTS

i

ii

EXHIBIT A   FORM OF LETTER OF CREDIT

EXHIBIT B   FORM OF TRUSTEE’S LETTER

EXHIBIT C   FORM OF STANDING INSTRUCTION TO TRUSTEE

iii

LETTER OF CREDIT REIMBURSEMENT AGREEMENT

THIS LETTER OF CREDIT REIMBURSEMENT AGREEMENT is dated as of April 1, 2021, by and between GEVO, INC., a Delaware corporation (the “Borrower”) and CITIBANK, N.A., a banking association organized and existing under the laws of the United States of America (the “Bank”). All capitalized terms used herein and not otherwise defined shall have the meaning assigned in Section 1.01 or as otherwise provided in Section 1.02.

W I T N E S S E T H :

WHEREAS, at the request of Gevo NW Iowa RNG, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Borrower (the “Company”), the Iowa Finance Authority, a public instrumentality and agency of the State of Iowa, and its successors and permitted assigns (the “Issuer”), has agreed to issue its Iowa Finance Authority Solid Waste Facility Revenue Bonds (Gevo NW Iowa RNG, LLC Renewable Natural Gas Project), Series 2021 in the aggregate principal amount of $68,155,000 (the “Bonds”) pursuant to the terms of the Indenture;

WHEREAS, the Issuer and the Company will enter into the Bond Financing Agreement (as defined herein) pursuant to which the Issuer will loan the proceeds from the sale of the Bonds to the Company;

WHEREAS, to enhance the marketability of the Bonds for the benefit of the Company, the Borrower has requested the Bank to issue the Letter of Credit (as defined herein), on behalf of the Company, to secure certain payments to be made with respect to the Bonds in the amount of $68,731,477.71 (the “Stated Amount”) of which $68,155,000 will be available to pay principal of the Bonds either at maturity or upon redemption or to pay the portion of the purchase price of Bonds representing the principal amount thereof, and of which $576,477.71 (equivalent to 203 days of interest on the principal amount of Bonds at the rate of 1.50% and computed on the basis of a 360-day year consisting of twelve 30-day months) will be available to pay interest on the Bonds as interest becomes due or to pay the portion of the purchase price of the Bonds representing the accrued interest thereon;

WHEREAS, to secure and provide funds to pay obligations owed to the Bank under this Agreement, the Borrower will cause the Collateral (as defined herein) to be deposited in the Collateral Account (as defined herein) pursuant to the terms of the Control Agreement (as defined herein) and this Agreement; and

WHEREAS, the Bank has agreed to issue the Letter of Credit pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter contained, and to induce the Bank to issue the Letter of Credit, the Bank and the Borrower agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.     Definitions

. In addition to terms defined in the recitals and at other places in this Agreement, the following defined terms are used throughout this Agreement with the following meanings:

“Accountant” means an independent certified public accountant or a firm of independent certified public accountants, selected by the Borrower and satisfactory to the Bank.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under common control with such Person. For purposes of this definition, “control" (including “controlled by” and “under common control with”), when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting rights, membership, the power to appoint members, trustees or directors, by contract or otherwise. Without limiting the foregoing, the definition of “Affiliate” of any Person shall include any subsidiary of such Person.

“Agreement” means this Letter of Credit Reimbursement Agreement, including such amendments, modifications or supplements permitted pursuant to the terms hereof.

“Applicable Law(s)” means, collectively, the Constitutions of the United States and the State of Iowa, all applicable common law and principles of equity and all international, foreign, federal, state and local laws, statutes, treaties, codes, acts, rules, regulations, guidelines, ordinances, resolutions, orders, judgments, decrees, injunctions, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses, certificates, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law, that are applicable now or are applicable at any time hereafter to (a) the Borrower, (b) any assets, property, operations or facilities (including the Project) of the Borrower or the Company or (c) the Transactions.

“Bank Bond CUSIP Number” means 46246Y AC6 with respect to the Bank Bonds.

“Bank Bonds” means Bonds which have been purchased with the proceeds of a draw on the Letter of Credit, until such Bonds no longer constitute Bank Bonds pursuant to the terms of this Agreement.

“Bank Disclosure” means the information provided by the Bank and included in Appendix D of the Official Statement.

“Bank Rate” means, for each date of determination, a rate per annum equal to [***] percent ([***]%).

“Bond Documents” means, collectively, the Indenture, the Remarketing Agreement, the Bonds, the Bond Note, the Official Statement, the Bond Purchase Agreement, the Bond Financing Agreement, and any exhibits, instruments or agreements relating thereto, as the same may be amended from time to time in accordance with their respective terms.

“Bond Financing Agreement” means the Bond Financing Agreement dated as of April 1, 2021 between the Issuer and the Company, including such amendments, modifications or supplements permitted pursuant to its terms and the terms hereof.

“Bond Note” means the promissory note made by the Company in favor of the Issuer and assigned to the Trustee with respect to the Bonds.

“Bond Purchase Agreement” means the Bond Purchase Agreement, dated April 8, 2021, by and among the Issuer, the Company and the Underwriter, together with the Company Letter of Representations attached as an exhibit thereto and executed by the Company.

“Borrower” means Gevo, Inc., a corporation duly organized and validly existing under the laws of Delaware and its successors and assigns permitted hereunder.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Closing Date” means the date upon which each of the conditions set forth in Section 3.01 has been satisfied (or, if not satisfied, waived in accordance with the terms hereof).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor provision or provisions thereto or any successor federal tax code, and any regulations (including temporary and proposed regulations relating to the matters governed by this Agreement) thereunder or under any such provision or successor federal tax code.

“Collateral” means cash or securities acceptable to the Bank in the initial total amount of $[***], to be deposited in the Collateral Account held by the Collateral Agent on or prior to the Closing Date.

“Collateral Account” means the collateral account established with the Collateral Agent pursuant to the terms of the Control Agreement.

“Collateral Agent” means Citibank, N.A., in its capacity as the Collateral Agent under the terms of the Control Agreement.

“Contract” means any indenture, contract, mortgage, deed of trust, guaranty, note or agreement (other than this Agreement), other contractual restriction, lease, instrument, certificate of incorporation, charter or by‑law.

“Control Agreement” means the Pledge, Assignment and Control Agreement dated as of April 1, 2021 among the Borrower, the Bank and the Collateral Agent.

“Debt” means with respect to any Person, all items that would be classified as a liability in accordance with generally accepted accounting principles, including, without limitation, (a) indebtedness or liability for borrowed money including amounts drawn under a letter of credit or other credit facility, or for the deferred purchase price of property or services (including trade obligations); (b) all Capital Leases Obligations of such Person; (c) current liabilities in respect of unfunded benefits under employee benefit, retirement or pension plans; (d) obligations issued for the account of any other Person; (e) all obligations arising under acceptance facilities; (f) all Guarantees and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss; (g) obligations secured by any mortgage, lien, pledge, security interest or other charge or encumbrance on property, whether or not the obligations have been assumed; (h) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility; and (i) all amounts required to be paid by such Person as a guaranteed payment to partners or members or as a preferred or special dividend, including any mandatory redemption of shares or interests; and, in each case, whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws and regulations of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means the occurrence of any event or the existence of any condition which constitutes an Event of Default or the occurrence of any event or the existence of any condition which with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Differential Interest Amount” means, with respect to any Principal Drawing made to pay a portion of the purchase price of Bonds representing the principal of Bonds to be purchased, the excess of (a) interest which has accrued and is payable under this Agreement at the Bank Rate on such Principal Drawing, as determined in accordance with Sections 2.01 and 2.12, up to but excluding the Business Day on which such Principal Drawing is repaid in full to the Bank, less (b) the interest accrued on the Bank Bonds purchased pursuant to such Principal Drawing which is received by the Bank as part of the Sale Price for such Bank Bonds under Section 2.03(h).

“Drawing” means any Interest Drawing, Principal Drawing or Purchase Drawing.

“Event of Default”, in relation to this Agreement, shall have the meaning assigned to such term in Article VII, and in relation to any Related Document, shall have the meaning set forth therein.

“Event of Insolvency” means, with respect to any Person, the occurrence of one or more of the following events:

(a)    the issuance, under the laws of any state or under the laws of the United States of America, of an order of rehabilitation, liquidation or dissolution of such Person;

(b)    the commencement by or against such Person of a case or other proceeding seeking liquidation, reorganization or other relief with respect to the such Person or its debts under any bankruptcy, insolvency or other similar state or federal law now or hereafter in effect, including, without limitation, the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Person or any substantial part of its property or there shall be appointed or designated with respect to it, an entity such as an organization, board, commission, authority, agency or body to monitor, review, oversee, recommend or declare a financial emergency or similar state of financial distress with respect to it or there shall be declared or introduced or proposed for consideration by it or by any legislative or regulatory body with competent jurisdiction over it, the existence of a state of financial emergency or similar state of financial distress in respect of it, and the petition commencing such case or proceeding is not timely controverted, dismissed within sixty (60) days of its filing, or the appointment of an interim trustee appointed to take possession of all or a portion of the property, and/or to operate any part of the business of such Person is not vacated within sixty (60) days;

(c)    the making of an assignment for the benefit of creditors by such Person;

(d)    the failure of such Person to generally pay its debts as they become due;

(e)    the declaration of a moratorium with respect to the payment of the debts of such Person;

(f)    such Person shall admit in writing its inability to pay its debts when due; or

(g)    the initiation of any actions to authorize any of the foregoing by or on behalf of such Person, and such action is not dismissed within sixty (60) days of its filing.

“Excess Interest Amount” shall have the meaning assigned to such term in Section 2.12(d).

“Facility Fee” has the meaning assigned thereto in Section 2.07.

“Fee Payment Date” means each April 1, July 1, October 1 and January 1 commencing on July 1, 2021, and the Termination Date.

“Fiscal Year” means the fiscal year of the Borrower ending on December 31 of each calendar year.

“Fitch” means Fitch, Inc., or any successor thereto, and if such entity shall for any reason no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company under the Indenture and acceptable to the Bank.

“GAAP” means accounting principles generally accepted in the United States, as set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date of determination.

“Governmental Approvals” means an authorization, consent, approval, permit, license, certificate of occupancy or an exemption of, a registration or filing with, or a report to, any Governmental Authority.

“Governmental Authority” means any national, supra‑national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi‑governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, department, commission, bureau, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, fiscal, monetary or administrative powers or functions of or pertaining to government, or any arbitrator, mediator or other Person with authority to bind a party at law.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Debt or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Indenture” means the Indenture, dated as of April 1, 2021 between the Issuer and the Trustee, pursuant to which the Bonds will be issued, including such amendments, modifications or supplements permitted pursuant to its terms and the terms hereof.

“Interest Drawing” means a drawing under the Letter of Credit pursuant to an Interest Drawing, as defined in the Letter of Credit, to pay interest accrued on the Bonds whether by reason of (i) a regularly scheduled interest payment on the Bonds, (ii) an optional redemption of the Bonds in whole or in part, (iii) a purchase in lieu of redemption or (iv) the occurrence of an acceleration.

“Interest Reimbursement Account” means the Interest Reimbursement Account held by the Trustee pursuant to the terms of the Indenture.

“Letter of Credit” means the Irrevocable Transferable Direct-Pay Letter of Credit No. [***] issued by the Bank dated April  15, 2021, including such amendments, modifications or supplements permitted pursuant to its terms and the terms hereof, substantially in the form of Exhibit A hereto.

“Lien” on or with respect to any asset means any mortgage, deed of trust, lien, pledge, charge, security interest, hypothecation, assignment, deposit arrangement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital or finance lease or other title retention agreement relating to such asset and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Margin Stock” shall have the meaning assigned to that term in Regulation U promulgated by the Board of Directors of the Federal Reserve System, as now and hereafter from time to time in effect.

“Material Adverse Change” means the occurrence of any event or change which results in a material and adverse change in the business, condition (financial or otherwise) or operations of the Borrower since the last day of the period reported in the audited annual financial statements of the Borrower dated as of December 31, 2020, or materially and adversely affects (a) the enforceability of this Agreement or any of the other Related Documents, (b) the ability of the Borrower to perform its obligations hereunder or thereunder or (c) the rights of or benefits or remedies available to the Bank under this Agreement.

“Material Adverse Effect” means any event, condition or occurrence that would reasonably be expected to result in, (a) with respect to the Borrower, a materially adverse effect upon such Person’s business, assets, liabilities, condition (financial or otherwise) or results of operations, (b) with respect to this Agreement or the Control Agreement or the Borrower’s obligations arising under this Agreement or the Control Agreement, an adverse effect upon the binding nature, validity or enforceability of such agreement or obligation or (c) a materially adverse effect (i) on the ability of the Borrower to complete the Transactions or (ii) on the rights or remedies of the Bank hereunder or under the other Related Documents or with respect to the pledge of the Collateral Account.

“Material Litigation” shall have the meaning assigned in Section 4.09.

“Maximum Interest Rate” means (a) with respect to the Bonds, the lesser of (i) 15% per annum and (ii) the Maximum Lawful Rate and (b) with respect to all other obligations of the Issuer, the Maximum Lawful Rate.

“Maximum Lawful Rate” means the respective maximum, non‑usurious, lawful rate of interest that may be contracted for, charged or received in connection with the payment obligations of the Borrower under this Agreement or the Issuer under the Bank Bonds, as the case may be, under Applicable Law presently in effect or, to the extent permitted by law, under Applicable Law that may hereafter be in effect and that allows a higher maximum and non‑usurious rate of interest than Applicable Law now allows.

“Moody’s” means Moody’s Investors Service, or any successor thereto and if such entity shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company under the Indenture and acceptable to the Bank.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Official Statement” means the Preliminary Official Statement dated April 1, 2021 relating to the Bonds and the final Official Statement dated April 8, 2021 relating to the Bonds (in each case, including the cover page and all summary statements, appendices and other materials included or incorporated by reference or attached thereto), as amended or supplemented, and any other preliminary or final official statement of the Issuer or prospectus used with respect to the remarketing of the Bonds.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Letter of Credit or this Agreement, except such taxes imposed upon a voluntary assignment or participation, which does not occur following an Event of Default, by the Bank

“Outstanding Bonds” shall have the meaning assigned in the Indenture.

“Participant(s)” means any bank(s) or other financial institution(s) which may purchase a participation interest from the Bank in the Letter of Credit, this Agreement and certain of the Related Documents pursuant to a participation agreement between the Bank and the Participant(s).

“Paying Agent” shall mean Citibank, N.A., in its capacity as paying agent under the Indenture, or any successor paying agent which may at any time be substituted in its place as provided in the Indenture.

“Person” means an individual, a corporation, a partnership, an association, a joint venture, a trust, a business trust, a limited liability company or any other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

“Principal Drawing” means a drawing under the Letter of Credit pursuant to a Principal Drawing, as defined in the Letter of Credit, to pay principal of the Bonds upon (i) optional redemption, (ii) a purchase in lieu of redemption or (iii) the occurrence of an acceleration.

“Project” has the meaning assigned to such term in the Indenture.

“Purchase Date” shall mean the date that Bonds are purchased pursuant to a Purchase Drawing on the Letter of Credit.

“Purchase Drawing” has the meaning assigned to such term in the Letter of Credit.

“Purchase Notice” shall have the meaning assigned to such term in Section 2.03(g).

“Purchaser” shall have the meaning assigned to such term in Section 2.03(g).

“Related Documents” means, collectively, this Agreement, the Control Agreement, the Letter of Credit and any exhibits, instruments or agreements relating thereto, as the same may be amended from time to time in accordance with their respective terms and the terms hereof.

“Remarketing Agent” means initially the Person acting from time to time as the Remarketing Agent under the Indenture and the Remarketing Agreement, initially Citigroup Global Markets Inc.

“Remarketing Agreement” means the Remarketing Agreement by and between the Company and the Remarketing Agent dated as of April 1, 2021 and any similar agreement between the Company and any successor Remarketing Agent, including, in each case, such amendments, modifications or supplements permitted pursuant to its terms and the terms hereof.

“Required Payments” means, without duplication, (a) all required payments in reimbursement of Drawings under the Letter of Credit for payment of the principal amount of, purchase price of, and accrued interest on, the Bonds, (b) all required payments of interest under this Agreement, (c) all required payments of the Facility Fee, (d) the payment of interest on the Bank Bonds and (e) all other amounts, charges, costs, fees (including reasonable attorneys’ fees as set forth), expenses and sums due the Bank under this Agreement, the Bank Bonds and the other Related Documents, whether in the form of a direct, reimbursement, or indemnity, payment obligation, and including all payment obligations of the Borrower to the Bank under or in connection with the Related Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“S&P” means S&P Global Inc., its successors and their assigns, and if such entity shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company under the Indenture and acceptable to the Bank.

“Sale Date” shall have the meaning assigned to such term in Section 2.03(g).

“Sale Price” shall have the meaning assigned to such term in Section 2.03(g).

“Sanctioned Person” shall have the meaning assigned to such term in Section 4.17(b).

“Sanctions” means any economic or financial sanctions or trade embargoes administrated or enforced by OFAC or the U.S. Department of State.

“Securities Depository” shall have the meaning assigned to “Depository” in the Indenture.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of Debts and liabilities, including contingent, subordinated, unmatured and unliquidated Debts and liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts and liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person’s ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent Debts or liabilities (such as litigation and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Termination Date” means the first to occur of any "Expiration Date" as defined in Paragraph 1 of the Letter of Credit.

“To the best knowledge of” (or any similar knowledge qualifier) means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is actually known by the Person (or, in the case of a Person other than a natural Person, actually known by an authorized representative of such Person) making the representation, warranty or other statement.

“Transactions” means the execution and delivery by the Borrower of this Agreement and the Control Agreement, the performance by the Borrower of its obligations (including payment obligations) hereunder, issuance of the Letter of Credit, the borrowing hereunder resulting from the Drawings under the Letter of Credit and the use of the proceeds thereof.

“Trust Estate” means all moneys, funds, accounts, property and assets which may from time to time be subjected to the lien of the Indenture in accordance with the provisions thereof.

“Trustee” means Citibank, N.A., in its capacity as trustee under the Indenture, or its permitted successor as trustee under the Indenture.

“Written” or “in writing” means any form of written communication or a communication by means of facsimile device and as described in Section 10.16.

Section 1.02.     Incorporation of Certain Definitions by Reference. Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor in the Indenture and the Bonds, as applicable, unless the context otherwise requires.

Section 1.03.     Accounting Matters. All accounting terms used herein without definition shall be interpreted in accordance with GAAP, and except as otherwise expressly provided herein all accounting determinations required to be made pursuant to this Agreement shall be made in accordance with GAAP.

Section 1.04.     Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise specified herein, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.05.     New York City Time Presumption. All references herein to times of the day shall be presumed to refer to New York City time unless otherwise specified.

Section 1.06.     Relation to Other Documents. Nothing in this Agreement shall be deemed to amend or relieve the Borrower of any of its obligations under any other Related Document.

Section 1.07.     Interpretation. All words used herein shall be construed to be of such gender as the circumstances require. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular includes the plural and the part includes the whole. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless otherwise specified (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in such document or herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not be limited to any particular provision of this Agreement, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and, when used in connection with any Person, to refer to all rights, title and interests of such Person in and to any and all property whether real, personal or mixed, or tangible or intangible, and wherever situated, including cash, securities, investment property, accounts, land, buildings, general intangibles, chattel, intellectual property, contract rights and other property and assets.

ARTICLE II

REIMBURSEMENT, BANK BONDS, FEES AND PAYMENT PROVISIONS

The Borrower shall pay and reimburse the Bank for all amounts drawn under the Letter of Credit and shall pay such other amounts as are set forth in this Article II and the other provisions of this Agreement, all on and subject to the terms and conditions of this Agreement:

Section 2.01.     Reimbursement of Drawings. The Borrower agrees to repay to the Bank all amounts drawn under the Letter of Credit pursuant to a Principal Drawing, Purchase Drawing or an Interest Drawing, payable without any requirement of notice or demand by the Bank, prior to 5:00 p.m. on the next Business Day after the date on which such Drawing is paid by the Bank. On the Closing Date, to secure and to provide a source of funds to reimburse the Bank for Drawings, the Borrower will cause the Collateral in the total amount of $[***] (equal to the principal amount of the Bonds plus an amount equal to $[***], representing three years of interest payments calculated at the Term Rate on the Bonds) to be deposited in the Collateral Account. The parties acknowledge that the Company has arranged for an amount equal to $851,937.50 to be deposited in the Interest Reimbursement Account from proceeds of the Bonds on the Closing Date and that the Company will provide the Trustee with written and detailed standing instruction substantially in the form attached hereto as Exhibit C, to withdraw funds from the Interest Reimbursement Account to repay the amounts to be owed by the Borrower hereunder for reimbursement of Interest Drawings. Reimbursement for Interest Drawings will first be made from the Interest Reimbursement Account (as provided in such written and detailed standing instruction) until it is depleted and thereafter, reimbursement of Interest Drawings will be made from the Collateral Account pursuant to this Agreement and the Control Agreement. The Bank will apply the Collateral to satisfy such reimbursement obligation only to the extent that funds remitted by the Trustee to the Bank are insufficient to reimburse the Bank for such Interest Drawing. The Borrower shall cause reimbursement of Principal Drawings and Purchase Drawings to be made from the Collateral Account. If funds in the Interest Reimbursement Account or the Collateral Account, as applicable, are not available to reimburse any Drawing as required hereunder, the Borrower shall be obligated to provide other funds to repay such Drawing or any portion thereof. If any Drawing is not reimbursed, interest shall accrue at the Bank Rate on the unpaid amount from the due date until payment thereof in full.

Section 2.02.     Reserved.

Section 2.03.     Bank Bonds.

(a)    Any Bonds purchased with proceeds of a Purchase Drawing which is not reimbursed on the date of such drawing shall be Bank Bonds until such Purchase Drawing is reimbursed.

(b)    Bank Bonds shall be (i) registered on such books in the name of the Bank (or its nominee or designee) or (ii) if the Bonds are then registered under a book‑entry‑only system with the Securities Depository, delivered by transfer of such Bonds to an account specified from time to time by the Bank that the Bank (or its nominee or designee) maintains at the Securities Depository.

(c)    Notwithstanding any other provision of this Agreement or the Indenture, the Paying Agent shall not release Bank Bonds unless the Paying Agent has received written notice from the Bank that the Bank has been paid all amounts owed with respect to the Bank Bonds. The Borrower and the Bank hereby agree that the Bank Bonds are held as independent obligations and as additional security for the payment and performance of the Borrower’s obligations hereunder.

(d)    The Borrower shall cause the Company to cause the Remarketing Agent to use its best efforts to remarket Bank Bonds at the Sale Price (as defined hereinafter).

(e)    Prior to 12:00 noon (New York time) on any Business Day on which the Bank holds Bank Bonds, the Remarketing Agent may deliver a written notice (a “Purchase Notice”) to the Paying Agent and the Bank, stating that it has located a purchaser (the “Purchaser”) for some or all of such Bank Bonds in an authorized denomination and that such Purchaser desires to purchase on the Business Day (a “Sale Date”) following the Business Day on which the Bank receives, prior to 12:00 noon New York time, a Purchase Notice at a price equal to the principal amount thereof plus unpaid accrued interest thereon from and including the Purchase Date to but excluding the Sale Date at the interest rate then applicable to the Bonds (the “Sale Price”).

(f)    The Bank shall cause such Bank Bonds to be sold to a Purchaser on the Sale Date (subject to receipt by it of the funds set forth in this sentence) by causing the delivery of such Bank Bonds to the Paying Agent (or, in the case of Bank Bonds which are held in book entry form, shall cause the beneficial ownership thereof to be credited to the account of the Remarketing Agent at DTC) by 10:00 a.m. New York time on the Sale Date against receipt of the Sale Price therefor in immediately available funds at the Bank’s address listed in the Bond Register or such other address as specified by the Bank, and upon receipt of the Sale Price together with payment by the Borrower to the Bank of the Differential Interest Amount and any Excess Interest Amount in respect of the Principal Drawing being repaid, such Bonds shall thereupon no longer be considered Bank Bonds. When Bank Bonds are sold in accordance with this Section 2.03(f), the Paying Agent shall, upon receipt of such Bank Bonds and upon receipt by the Bank of the Sale Price and the Differential Interest Amount and any Excess Interest Amount, notify the Borrower and the Trustee that such Bonds are no longer Bank Bonds. Any sale of a Bank Bond pursuant to this Section 2.03 shall be without recourse to the seller and without representation or warranty of any kind.

(g)    In the event of any such sale (i) if the Bank Bonds are not then registered under a book‑entry‑only system with the Securities Depository, the Bank shall deliver (or cause to be delivered) such Bank Bonds duly endorsed in blank for transfer, or (ii) if the Bank Bonds are then registered under a book‑entry‑only system with the Securities Depository, the Bank shall deliver (or cause to be delivered) in accordance with Section 2.03(b) such Bank Bonds through the facilities of such Securities Depository.

(h)    If an Event of Default shall have occurred, the Bank may, without notice, exercise all rights, privileges or options under this Agreement upon such terms and conditions as it may determine, all without liability. The Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Bank Bonds are insufficient to pay all amounts to which the Bank is entitled.

Section 2.04.     Transfer Fee; Amendment Fee. Upon each transfer of the Letter of Credit in accordance with its terms and any amendment of the Letter of Credit or this Agreement, the Borrower agrees to pay to the Bank the sum of $[***] plus the Bank’s actual, reasonable and documented costs and expenses associated with such transfer or amendment (and interest on such costs and expenses from the date expended by the Bank to the date reimbursed by the Borrower), payable on the date of such transfer or amendment.

Section 2.05.     Costs, Expenses and Taxes.

(a)    The Borrower agrees to pay on demand all reasonable and documented costs and expenses incurred by the Bank and its counsel in connection with the preparation, negotiation, execution and delivery of this Agreement, the Related Documents and any other documents and certificates which may be delivered in connection with this Agreement and the other Related Documents, including, without limitation, the fees, expenses and disbursements of counsel for the Bank. In addition, the Borrower shall pay or cause to be paid on demand, upon not less than ten (10) days prior written notice to the Borrower, the necessary and reasonable out-of-pocket expenses and disbursements of the Bank and the necessary and reasonable fees, expenses and disbursements of counsel to the Bank in connection with (a) the administration of this Agreement including any waiver or consent under this Agreement or any Related Document or other document or certificate delivered in connection with the Transactions or any amendment or requested amendment hereof or thereof (whether or not the transactions contemplated thereby shall be consummated) or any Default or alleged Default hereunder, (b) the preparation, execution, delivery, administration and enforcement or preservation of rights in connection with a workout, refinancing, restructuring or waiver with respect to this Agreement, or any of the Related Documents and (c) the occurrence of an Event of Default and collection and other enforcement proceedings resulting therefrom.

(b)    Any and all payments to the Bank by or on behalf of the Borrower hereunder shall be made free and clear of, and without deduction for, any and all taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, including but not limited to as a result of a change in, law, rule, treaty, or regulation, or any policy, guideline, or directive of, or any change in the interpretation, implementation, or administration thereof by, any Governmental Authority, and all liabilities with respect thereto, excluding only taxes imposed on or measured by the net income or capital of the Bank by any jurisdiction or any political subdivision or taxing authority thereof or therein solely as a result of a connection between the Bank and such jurisdiction or political subdivision, other than a connection resulting solely from executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement (all such present or future non‑excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower is required by law to withhold or deduct any sum from or in respect of any payments required under this Agreement, the Borrower shall, to the maximum extent permitted by Applicable Law, increase the amount paid by it to the Bank so that, after all required withholdings and deductions, the amount received by the Bank shall equal the amount the Bank would have received without any such withholding or deduction.

(c)    In addition, the Borrower shall pay or cause to be paid on demand, upon not less than ten (10) days prior written notice to the Borrower, any present or future stamp, recording, or Other Taxes and fees payable or determined to be payable under Applicable Law in connection with the execution, delivery, filing and recording of this Agreement, the Related Documents and such other documents and certificates and agrees to defend, indemnify and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any failure to pay, or any delay in paying, such taxes and fees.

Section 2.06.     Drawing Fee. Upon each drawing under the Letter of Credit, the Borrower agrees to pay to the Bank a Letter of Credit drawing fee of $350, payable without any requirement of notice or demand by the Bank on the day on which such drawing is paid by the Bank.

Section 2.07.     Facility Fee. The Borrower hereby agrees to pay to the Bank a facility fee, without any requirement of notice or demand, in immediately available funds in arrears, on each Fee Payment Date, which fee shall be fully earned when due and nonrefundable when paid, with respect to the commitment of the Bank under the Letter of Credit, at the rate of [***] ([***]%) per annum on the average daily Stated Amount of the Letter of Credit, as reduced by Principal Drawings, during the quarterly period ending prior to the Fee Payment Date (the “Facility Fee”). The Facility Fee shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

Section 2.08.     Yield Protection.

(a)    If the Bank or any Participant shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty, regulation, policy, guideline, supervisory standard or directive of, or any change in the interpretation, implementation, or administration thereof by, any Governmental Authority (in each case, subsequent to the Closing Date and whether or not having the force of law), or compliance by the Bank or any Participant with any request by or directive of any Governmental Authority (in each case, subsequent to the Closing Date and whether or not having the force of law), including but not limited to any such changes to any law, rule, regulation, policy, guideline, standard, directive, interpretation or application implementing, invoking or in any way related to any provision (as now or hereafter amended) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any other statute referred to therein or amended thereby) or any rules, guidelines, standards, policies, regulations, or directives promulgated by the Basel Committee on Banking Supervision or the Bank for International Settlements (BIS) (or any successor or similar organizations), shall (i) change the basis of taxation of payments to the Bank or such Participant of any amounts payable hereunder (except for taxes on the overall net income or profits of the Bank or such Participant), (ii) impose, modify or deem applicable any reserve, liquidity, special deposit, insurance premium, fee, financial charge, monetary burden or similar requirement against issuing the Letter of Credit or honoring draws under the Letter of Credit, or complying with any term of this Agreement, or against assets held by, or deposits with or for the account of, the Bank or such Participant or (iii) impose on the Bank or such Participant any other condition, expense or cost regarding this Agreement or the Letter of Credit, and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase the cost to the Bank or such Participant of issuing the Letter of Credit or honoring draws under the Letter of Credit or complying with any term of this Agreement or to reduce the amount of any sum received or receivable by the Bank or such Participant hereunder, then, upon receipt of supported documentation from the Bank, the Borrower shall pay to the Bank for its own account, or for the account of such Participant, as applicable, such additional amount or amounts as will compensate the Bank or such Participant for such increased costs or reductions in amount.

(b)    If the Bank or any Participant shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty, regulation, policy, guideline, supervisory standard or directive of, or any change in the interpretation, implementation, or administration thereof by, any Governmental Authority (in each case, subsequent to the Closing Date and whether or not having the force of law), or compliance by the Bank or any Participant with any request by or directive of any Governmental Authority (in each case, subsequent to the Closing Date and whether or not having the force of law), including but not limited to any changes to any such law, rule, regulation, policy, guideline, standard, directive, interpretation or application implementing, invoking or in any way related to any provision (as now or hereafter amended) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (or any other statute referred to therein or amended thereby) or any rules, guidelines, standards, or directives promulgated by the Basel Committee on Banking Supervision or the Bank for International Settlements (BIS) (or any successor or similar organizations), shall impose, modify or deem applicable any capital (including but not limited to contingent capital) adequacy, reserve, insurance, liquidity or similar requirement (including, without limitation, a request or requirement that affects the manner in which the Bank or any Participant allocates capital resources or reserves to its commitments (including its obligations under letters of credit)) that either (i) affects or would affect the amount of capital or reserves to be maintained by the Bank or such Participant or (ii) reduces or would reduce the rate of return on the Bank’s or such Participant’s capital or reserves to a level below that which the Bank or such Participant could have achieved but for such circumstances (taking into consideration the policies of the Bank or such Participant with respect to capital adequacy or the maintenance of reserves) then, upon receipt of supported documentation from the Bank, the Borrower shall pay to the Bank for its own account, or for the account of such Participant, as applicable, such additional amount or amounts as will compensate the Bank or such Participant for such event.

(c)    All payments of amounts referred to in clauses (a) and (b) above shall be paid by the Borrower to the Bank within five Business Days of such demand. A certificate as to such increased cost, increased capital, or reduction in return incurred by the Bank or any Participant as a result of any event mentioned in clause (a) or (b) of this subsection setting forth, in reasonable detail, the basis for calculation and the amount of such calculation shall be submitted by the Bank to the Borrower simultaneously with such demand for payment and shall be conclusive as to the amount thereof absent manifest error. In making the determinations contemplated by the above‑referenced certificate, the Bank or Participant may make such reasonable estimates, assumptions, allocations and the like that the Bank or Participant in good faith determines to be appropriate. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

Section 2.09.     Payments Generally.

(a)    Except as may be otherwise provided herein, all fees hereunder and interest on amounts owed hereunder or with respect to Bank Bonds shall be computed on the basis of a year of 360 days, and the actual number of days elapsed. All payments by or on behalf of the Borrower to the Bank hereunder shall be fully earned when due and nonrefundable when paid and made in lawful currency of the United States of America and in immediately available funds. Amounts payable to the Bank hereunder shall be transferred to the Bank’s account at Citibank, N.A., New York, ABA # [***]; Credit to Account No. [***]; Attention: [***]; Ref: [***] (or to such other account of the Bank as the Bank may specify by written notice to the Borrower or the Trustee) not later than 3:30 p.m. New York, New York time, on the date payment is due. Any payment received by the Bank after 3:30 p.m. New York, New York time, shall be deemed to have been received by the Bank on the next Business Day. If any payment hereunder is due on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day, and, in the case of the computation of the interest or fees hereunder, such extension of time shall, in such case, be included in the computation of the payment due hereunder.

(b)    If at any time insufficient funds are received by and available to the Bank to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first, to payment of that portion of the Required Payments constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Bank and amounts payable under Section 2.08) payable to the Bank, second, to payment of that portion of the Required Payments constituting accrued and unpaid interest on any Drawing or other amount unpaid hereunder or on the Bank Bonds (and, in any such case, first to past due interest and second to current interest), and third, to payment of that portion of the Required Payments constituting unpaid principal of any Drawing or the Bank Bonds.

Section 2.10.     Maintenance of Accounts. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be presumptive evidence of the existence and amounts of the obligations of the Borrower therein recorded. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided herein.

Section 2.11.     Cure. The Borrower agrees to pay to the Bank on demand, any amounts advanced by or on behalf of the Bank, to the extent required to cure any Default or Event of Default under this Agreement or any Related Document. The Bank shall give the Borrower reasonably prompt notice of any such advances. The Bank shall have the right, but not the obligation, to cure any such Default or Event of Default.

Section 2.12.     Payment of Interest Amounts. The amount of interest required to be paid on any date under Sections 2.01 or 2.02, or under any other provision of this Article II (each, an “Interest Payment Date”) shall be due and payable by the Borrower on such date at the Bank Rate, including when the Bank Rate exceeds the Maximum Interest Rate, in accordance with the following provisions:

(a)    Interest at the Bank Rate is due and payable by the Borrower to the Bank hereunder on each Interest Payment Date as a contractual obligation in respect of the loans and other advances made by the Bank hereunder.

(b)    To the extent that interest hereunder is due and payable in respect of Bank Bonds, such interest shall be paid in accordance with the terms of the Bonds and shall be credited against the Borrower’s repayment obligations.

(c)    If the amount of interest required to be paid on any Interest Payment Date calculated in accordance with the terms hereof (together with any fees, charges, and other amounts which are treated as interest on amounts advanced hereunder or on the Bank Bonds under Applicable Law (collectively, the “Charges”)) exceeds the amount of interest that would have been payable for the applicable period had interest for such period been calculated at the Maximum Interest Rate, then the required interest for such period (together with any Charges payable with respect thereto) shall be payable in an amount of interest calculated on the basis of the Maximum Interest Rate.

(d)    Any interest or Charges that would have been due and payable under any provision hereof but for the operation of subparagraph (c) immediately above, shall accrue and be payable as provided in this subparagraph (d) and shall constitute, less interest actually paid to the Bank on such Interest Payment Date, the “Excess Interest Amount.” If there is any accrued and unpaid Excess Interest Amount as of any Interest Payment Date, then, on the current and each subsequent Interest Payment Date, interest shall be paid at the Maximum Interest Rate rather than the otherwise applicable rate until the earliest of (x) payment to the Bank of the entire accrued Excess Interest Amount, or (y) the date on which no principal amount hereunder remains unpaid.

(e)    Notwithstanding the foregoing, all unpaid Excess Interest Amount shall be, to the fullest extent permitted by applicable law, due and payable by the Borrower as a fee on the date on which no principal amount hereunder remains unpaid.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01.     Closing Conditions. The occurrence of the Closing Date and the obligation of the Bank to issue the Letter of Credit are subject to the satisfaction or waiver of each of the following conditions precedent, in each case in form and substance satisfactory to the Bank and its counsel:

(a)    The full amount of the Collateral shall have been deposited with the Collateral Agent.

(b)    The Related Documents and the Bond Documents shall have been duly executed and delivered by each of the respective parties thereto and shall not have been modified, amended or rescinded, shall be in full force and effect on and as of the Closing Date and executed originals of the Related Documents and copies of the Bond Documents shall have been delivered to the Bank.

(c)    The Bank shall have received a certified copy of all resolutions and proceedings taken by the Issuer authorizing the issuance of the Bonds and the execution, delivery and performance of the Bond Documents to which the Issuer is a party, and the transactions hereunder and thereunder, together with such other certifications as to the specimen signatures of the officers of the Issuer authorized to sign the Bond Documents to which the Issuer is a party to be delivered by the Issuer hereunder and as to other matters of fact as shall reasonably be requested by the Bank (including certification that all such resolutions are in full force and effect on the Closing Date). The Bank shall also receive a certificate of the Issuer, in form and substance satisfactory to the Bank, executed by an authorized officer of the Issuer, dated the Closing Date, to the effect that all actions required to be taken by, and all resolutions required to be adopted under applicable law (which resolutions shall be attached to such certificate or provided by the Issuer to the Bank separately) by the Issuer in connection with the authorization of the Official Statement and the execution, delivery and performance of and under the Bond Documents have been done and adopted.

(d)    The Bank shall have received (i) a certified copy of the articles of incorporation and bylaws of the Borrower; (ii) certificates from the Secretary of State of Delaware as to the due incorporation and good standing of the Borrower; (iii) certified copies of all resolutions and proceedings taken by the Borrower authorizing the execution, delivery and performance of this Agreement and the other Related Documents and the transactions hereunder and thereunder; (iv) certifications as to the specimen signatures of the officers of the Borrower authorized to sign this Agreement and the other Related Documents; and (v) certifications as to other matters of fact as shall reasonably be requested by the Bank (including certification that all such resolutions are in full force and effect on the Closing Date).

(e)    The Bank shall have received originals (or copies certified to be true copies by the Borrower) of all governmental approvals, if any, necessary for the Borrower and the Issuer to execute, deliver and perform its respective obligations under the Related Documents and the Bond Documents, in each case to which it is a party, together with a list of any required approvals still to be received, if any.

(f)    The Bank shall receive a certificate, signed by an authorized officer of the Borrower, certifying that on and as of the Closing Date, (i) each representation and warranty on the part of the Borrower contained in this Agreement or any other Related Document is true and correct in all material respects as though made on and as of such date, (ii) and no Default or Event of Default has occurred and is continuing or would result from the execution or performance of this Agreement or the other Related Documents and (iii) no petition by or against the Borrower has been filed and is pending under the United States Bankruptcy Code or under any similar law.

(g)    The Bank shall have received a certificate signed by an authorized officer of the Borrower, dated the Closing Date, certifying to delivery or performance, as applicable, of the conditions precedent set forth in subsections (a), (b) and (d) of this Section 3.01.

(h)    The Bank shall have received an opinion or opinions of Dorsey & Whitney, LLP as bond counsel dated the Closing Date and addressed to the Bank, with respect to such matters as the Bank may require.

(i)    The Bank shall have received an opinion of counsel to the Issuer dated the Closing Date and addressed to the Bank, with respect to such matters as the Bank may require, and otherwise in form and substance satisfactory to the Bank and its counsel.

(j)    The Bank shall have received an opinion of counsel to the Borrower dated the Closing Date and addressed to the Bank, to the effect that the Related Documents are valid and binding documents enforceable against the Borrower in accordance with their respective terms (subject to customary qualification), and with respect to such matters as the Bank may require, including an opinion to the effect that the Control Agreement creates a valid Lien on, pledge of and security interest in the Collateral Account in favor of the Collateral Agent for the benefit of the Bank to secure the payment of all Required Payments perfected to the extent such security interest is perfected by the Control Agreement and the UCC financing statements.

(k)    The Bank shall have received copies of the other legal opinions rendered in connection with the issuance of the Bonds and the delivery of the Related Documents and the Bond Documents, confirmed as of the Closing Date, in each case (other than the supplementary opinion of bond counsel to the underwriter and the opinion of counsel to the Underwriter) either addressed to the Bank or stating that the Bank is entitled to rely thereon as if said opinions were addressed to them.

(l)    The Bank shall have received (i) a letter from the Trustee and Paying Agent substantially in the form of Exhibit B, and (ii) certificates of authorized representatives of the Paying Agent and the Trustee certifying as to the authority, incumbency and specimen signatures of the authorized representatives of the Paying Agent and the Trustee authorized to sign the Bond Documents to which they are a party and any other documents to be delivered by them hereunder and who will be authorized to represent the Paying Agent and the Trustee in connection with this Agreement, upon which the Bank may rely until it receives a new certificate.

(m)    The Bank shall receive an opinion of counsel for the Trustee and the Paying Agent, which counsel shall be satisfactory to the Bank, as to the following: (i) due authorization, execution and delivery of the Indenture, (ii) the Indenture constitutes the legal, valid and binding obligations thereof, enforceable in accordance with their terms (subject, as to enforceability, to applicable bankruptcy, moratorium, insolvency or similar laws affecting the rights of creditors generally and to general principles of equity) and (iii) such other matters as the Bank may reasonably request.

(n)    No law, regulation, ruling or other action of the United States, the State of Iowa or any political subdivision or authority therein or thereof shall be in effect or shall have occurred, the effect of which would be to prevent the Bank from fulfilling its obligations under this Agreement.

(o)    The Bank’s reasonable and documented fees and expenses (including attorneys’ fees and expenses described in Section 2.05) due and payable on the Closing Date shall have been paid (or arrangements satisfactory to the Bank to make such payments shall have been made).

(p)    Evidence that any financing statements or agreements, including the Control Agreement, necessary to provide for the valid Lien on, pledge of and security interest in the Collateral Account in favor of the Bank, perfected on a first priority basis to the extent such security interest is perfected by the Control Agreement and the UCC financing statements, shall have been filed or executed and delivered.

(q)    The Bank shall have received such other certificates, approvals or filings, opinions and documents as shall be reasonably requested by the Bank.

(r)    All other legal matters pertaining to the execution and delivery of this Agreement and the other Related Documents and Bond Documents, the issuance of the Bonds and the issuance of the Letter of Credit shall be reasonably satisfactory to the Bank and its counsel.

(s)    Written confirmation that the Bank Bond CUSIP Number has been assigned.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents, warrants and covenants to and with the Bank as of the Closing Date as follows:

Section 4.01.     Organization; Power; Qualification. The Borrower is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and to carry on its business as now being conducted and as currently contemplated to be conducted hereafter and is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of any material portion of its business (as now conducted and as currently contemplated to be conducted) makes such qualification necessary.

Section 4.02.     Authorization of Agreement, Related Documents and Borrowing. The Borrower has the corporate power, and has taken all necessary action to authorize it, to borrow hereunder and to execute, deliver and perform its obligations under this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Related Documents to which the Borrower is a party has been duly executed and delivered by the duly authorized officers of the Borrower, and is a legal, valid and binding obligation of the Borrower, enforceable in accordance with its respective terms, except as such enforceability may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.03.     Compliance of Agreement, Related Documents with Applicable Law, Organizational Documents, Etc.

The execution, delivery and performance of this Agreement and each of the other Related Documents to which the Borrower is a party in accordance with its and their respective terms, the pledge of the Collateral Account and the consummation of the Transactions do not and will not (a) contravene or conflict with the Borrower’s charter and organizational documents, (b) require any consent or approval of any creditor of the Borrower, (c) violate any Applicable Law (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, or any successor regulations), (d) conflict with, result in a breach of or constitute a default under any Contract to which the Borrower is a party or by which any of their respective property may be bound or (e) result in or require the creation or imposition of any charge, pledge, security interest, encumbrance or other Lien on the Collateral except such Liens, if any, created by the Related Documents to which the Borrower is a party.

Section 4.04.     Governmental Approvals. All authorizations, consents, and other Governmental Approvals necessary for the Borrower to enter into this Agreement and the other Related Documents to which it is a party and perform the Transactions have been obtained and remain in full force and effect and are subject to no further administrative or judicial review. No other authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement or the due execution, delivery or performance by the Borrower of the Related Documents to which it is a party.

Section 4.05.     Reserved.

Section 4.06.     Compliance with Law. The Borrower is in compliance with all Applicable Law, including all Governmental Approvals, except for noncompliance that, singly or in the aggregate, has not had and is not reasonably expected to have a Material Adverse Effect or an adverse effect on the Borrower’s ability to perform hereunder and under the other Related Documents to which it is a party.

Section 4.07.     Reserved.

Section 4.08.     Tax Returns and Payments. (a) All federal, state and other tax returns of the Borrower required by law to be filed have been duly filed or caused to be filed, (b) all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower and the properties, income, profits and assets of the Borrower that are due and payable have been paid or caused to be paid (except taxes that the Borrower is contesting in good faith and by appropriate proceedings, with adequate reserves established for such taxes to the extent required by GAAP) and (c) the charges, accruals and reserves on the books of the Borrower in respect of such taxes and charges that are not yet due and payable are adequate, and the Borrower has of no reason to anticipate any additional assessments for any of such years.

Section 4.09.     Litigation. There are no actions, suits, proceedings, inquiries or investigations pending nor, to the best knowledge of the Borrower, threatened in writing against the Borrower or any property of the Borrower in any court or before any arbitrator of any kind or before or by any other Governmental Authority, (i) wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect, (ii) which seek to restrain or enjoin any of the Transactions, or (iii) which may adversely affect the validity, binding effect and perfection of the pledge of and lien on the Collateral Account or the ability of the Borrower to perform its obligations under this Agreement or any other Related Document to which it is a party (any such action or proceeding being herein referred to as “Material Litigation”).

Section 4.10.     Absence of Defaults and Events of Default.

(a)    No Default or Event of Default has occurred and is continuing.

(b)    No defaults by the Borrower exist under any Contract, except for defaults that, singly or in the aggregate, have not had and will not have (i) a Material Adverse Effect or (ii) an adverse effect on the validity or enforceability of this Agreement or any of the other Related Documents to which it is a party, or on the Borrower’s ability to perform under this Agreement or any of the other Related Documents to which it is a party. The Borrower is not in breach of any financial covenant or other material provision of any Contract entered into in connection with any Debt.

Section 4.11.     Financial Statements. The balance sheet of the Borrower as of December 31, 2020 and the related statement of revenues and expenses and changes in financial position for the years then ended and the auditors’ reports with respect thereto and the balance sheets of the Borrower as of December 31, 2020 and the related statements of revenues and expenses and change in financial position for the period then ended, copies of which have heretofore been furnished to the Bank, are complete and correctly and fairly present in all material respects the financial condition, changes in financial position and results of operations of the Borrower at such dates and for such periods, and were prepared in accordance with GAAP consistently applied except as stated in the notes thereto. Since December 31, 2020 there has been no Material Adverse Change.

Section 4.12.     Accuracy and Completeness of Information. All information, reports and other papers and data furnished by the Borrower to the Bank, taken as a whole, were, to the best of the Borrower’s knowledge and at the time the same were so furnished, complete and correct in all material respects and insofar as necessary to give the recipient a true and accurate knowledge of the subject matter and were provided in expectation of the Bank’s reliance thereon in issuing the Letter of Credit. No fact is known to the Borrower which has had a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 4.11 or in such other information, reports or other data disclosed in writing to the Bank prior to the Closing Date. Any financial, budget and other projections furnished to the Bank by the Borrower or its or their agents were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of the conditions existing at the time of delivery of such financial, budget or other projections, and represented, and as of the date of this representation, represent the Borrower’s best estimate of its future financial performance. The documents furnished and the representations, warranties and other written statements, taken as a whole, made to the Bank in connection with the negotiation, preparation or execution of this Agreement or any of the other Related Documents to which the Borrower is a party do not contain and will not contain any untrue statement of a material fact or omits and will not omit to state (as of the date made or furnished) any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were or will be made, not misleading.

Section 4.13.     Official Statement. Except for information contained therein describing the Bank, if any, as to which no representation is made, the Official Statement is, and any supplement or amendment thereto shall be, accurate in all material respects for the purposes for which its use is, was or shall be, authorized; and except for the information contained therein describing the Bank, as to which no representation is made, the Official Statement does not, and any such supplement or amendment shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading

Section 4.14.     Interest. None of the Related Documents to which the Borrower is a party provide for any payments that would violate any Applicable Law regarding permissible maximum rates of interest or the calculation or collection of interest upon interest.

Section 4.15.     Investment Company Act. None of the Borrower or its Affiliates is an “investment company” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 4.16.     Federal Reserve Board Regulations. The Borrower is not engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. The Borrower will not use any part of the proceeds of the Bonds or the funds advanced hereunder to “purchase” or “carry” (as defined or used in Regulations T, U or X of the Federal Reserve Board) any Margin Stock.

Section 4.17.     Anti-Terrorism and Sanctions Representation.

(a)    Neither the Borrower nor any of its Affiliates is in material violation of any applicable laws relating to anti-terrorism or anti-money laundering (collectively, “Anti-Terrorism Laws”), including the Bank Secrecy Act, as amended by the USA Patriot Act, Title III of Pub. L. 107-56, 115 Stat. 272 (the “Patriot Act”);

(b)    Neither the Borrower nor any of its Affiliates is any of the following:

(i)    a Person that is listed on a Sanctions-related list of designated Persons, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC;

(ii)    a Person domiciled or resident in a country or territory that is the subject of comprehensive Sanctions: or

(iii)    a Person 50% or more owned or controlled by, or acting for or on behalf of, any Person described in (i) or (ii) above (such Person as described in (i), (ii) or (iii), a “Sanctioned Person”).

(c)    Neither the Borrower nor any of its Affiliates (i) is engaged in any dealings of, with or involving a Sanctioned Person, in violation of Sanctions or (ii) is otherwise in violation of Sanctions.

Section 4.18.     Collateral Account. The Control Agreement creates for the benefit of the Bank a legally valid, binding and perfected first priority lien upon and security interest in the Collateral Account of the Borrower, subject to no other Liens.

Section 4.19.     Solvency. Both before and after giving effect to the obligations contemplated by this Agreement and the other Related Documents to which the Borrower is a party and the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is and will be Solvent.

ARTICLE V

AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that until all Required Payments have been paid in full and the Letter of Credit has been returned to the Bank for cancellation or otherwise terminated in accordance therewith:

Section 5.01.     Compliance With Laws and Regulations. The Borrower shall comply with all Applicable Laws to which it or its property may be subject, except to the extent such non-compliance would not result in a Material Adverse Effect; provided, however, that the Borrower may contest the validity or application thereof and appeal or otherwise seek relief therefrom, so long as the Borrower and continues to perform all of their respective obligations hereunder and under the other Related Documents to which it is a party and provided such acts do not affect the Borrower’s power and authority to execute this Agreement and the Related Documents to which it is a party or to perform its obligations and pay all amounts payable by it hereunder and thereunder, or otherwise result in a Default or Event of Default hereunder (including without limitation under any of the other Related Documents to which it is a party).

Section 5.02.     Reporting Requirements. The Borrower shall keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the affairs, operations, transactions and activities of the Borrower in accordance with GAAP consistently applied. The Borrower shall furnish to the Bank copies of each of the following provided, that, except with respect to the certificates specified in subsection (b) below, the Borrower shall be deemed to have satisfied its obligation to provide to the Bank copies of any items identified in this Section if the reports, documents and other information of the type otherwise so required are publicly available when required to be filed on EDGAR at the www.sec.gov website or any successor service provided by the Securities and Exchange Commission, or are otherwise publicly available, within the timeframe for delivery identified below:

(a)    Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each Fiscal Year of the Borrower, (i) the consolidated audited financial statements of the Borrower including the balance sheet as of the end of such Fiscal Year and the related statements of revenues, expenses and cash flows and changes in fund balance for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and as certified to by the Borrower’s independent certified auditors as having been prepared in accordance with GAAP, consistently applied, such audit having been conducted in accordance with generally accepted auditing standards.

(b)    Certificate of Compliance. Simultaneously with the delivery of each set of financial statements referred to in (a) above, a certificate signed by an authorized officer of the Borrower stating (i) that under his/her supervision the Borrower has made a review of its activities during the preceding annual period for the purpose of determining whether or not the Borrower has complied with all of the terms, provisions and conditions of this Agreement and the other Related Documents to which it is a party and (ii) that to the best of his/her knowledge the Borrower is not in Default in the performance or observance of any of the terms, covenants, provisions or conditions of this Agreement or any of the other Related Documents to which it is a party, or if the Borrower shall be in Default, such certificate shall specify each such Default, the nature and status thereof and any remedial steps taken or proposed to correct each such Default and (iii) whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.11 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(c)    Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

Section 5.03.     Notice of Default. The Borrower shall promptly, upon acquiring written notice or giving written notice, as the case may be, or otherwise obtaining knowledge thereof, provide to the Bank notice promptly confirmed in writing of any Default or Event of Default or any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Section 5.04.     Further Assurances. The Borrower shall execute and deliver to the Bank (or as directed by the Bank) all financing statements, amendments, confirmation statements and such other documents and instruments as may be necessary or reasonably required by the Bank to enable the Bank to exercise and enforce its rights under this Agreement or with respect to any of the other Related Documents and to realize thereon, and the Borrower shall register, record and file all such documents and instruments, at such time or times, in such manner and at such place or places, or shall take any and all other action as may be necessary or reasonably required by the Bank to validate, preserve, perfect and protect the pledge of the Collateral Account and the rights of the Bank under this Agreement or with respect to the other Related Documents. Except to the extent it is exempt therefrom, the Borrower will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of such instruments of further assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, the Related Documents and such instruments of further assurance.

Section 5.05.     Right of Entry; Communication with Accountant. To the extent reasonably requested in advance in writing by the Bank, the Borrower shall permit the agents or representatives of the Bank during normal business hours and upon reasonable notice to examine the Borrower’s financial and corporate books, records and accounts and to make copies thereof and extracts therefrom, and to discuss the affairs, finances, business and accounts of the Borrower with the Borrower’s officers, employees and agents; provided that, any such review or inspection, and the availability of any such books and records, shall be subject to any restrictions imposed by law on the disclosure of personal health information and, except upon and during the continuance of an Event of Default, shall be limited to the extent reasonably necessary to determine compliance by the Borrower with this Agreement. The Borrower authorizes the Bank to communicate directly with its Accountant, and authorizes and shall instruct those accountants and advisors to communicate with, disclose and make available to, the Bank, any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower with respect to the business, results of operations and financial condition and other affairs of the Borrower.

Section 5.06.     Payment of Obligations; Removal of Liens. The Borrower will pay or cause to be paid (a) all amounts payable hereunder and under the other Related Documents to which it is a party according to the terms hereof and thereof and (b) all assessments or other governmental charges as the same respectively become due, all taxes, assessments (general or special) and governmental charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to any of the Collateral or any interest thereon and promptly discharge or cause to be discharged all Liens, fees and charges on the Collateral, other than Liens created or permitted under the Related Documents; provided that the Borrower and the Company may withhold payment of sums described under subpart (b) where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.07.     Disclosure to Participants. The Borrower agrees to permit the Bank to disclose, upon prior written notice to the Borrower, any information received by the Bank in connection herewith, including without limitation the financial information described in Section 5.02, to any assignees or Participants of the Bank in this Agreement, provided that the Bank require any assignee or Participant to maintain the confidential nature of, and shall not use or disclose, any confidential information identified in writing by Borrower as such.

Section 5.08.     CUSIP Numbers. The Borrower shall cause Bank Bonds to be assigned a Bank Bond CUSIP Number.

ARTICLE VI

NEGATIVE COVENANTS

The Borrower covenants and agrees that until all Required Payments have been paid in full and the Letter of Credit has been returned to the Bank for cancellation or otherwise terminated in accordance therewith:

Section 6.01.     Preservation of Existence, Etc. The Borrower shall not directly or indirectly liquidate, wind up, terminate or dissolve (or suffer any liquidation, winding up, termination or dissolution) except to the extent permitted by the Related Documents, unless immediately after giving effect to such transaction, no Default or Event of Default hereunder shall exist, or as otherwise consented to in writing by the Bank.

Section 6.02.     Certain Information. The Borrower shall not, and shall cause the Company not to, include in an offering document or circular or reoffering supplement for the Bonds any information concerning the Bank that is not supplied in writing, or otherwise approved in writing, by the Bank expressly for inclusion therein.

Section 6.03.     Accounting Methods; Fiscal Year. The Borrower will not adopt, permit or consent to any change in accounting practices other than as required by GAAP and will not adopt, permit or consent to any change in its Fiscal Year.

Section 6.04.     Optional Redemption; Defeasance.

(a)    Optional Redemption. The Borrower shall not permit the Company to cause any Bonds to be optionally redeemed (or purchased in lieu of redemption) pursuant to Section 4.01(a) of the Indenture unless and insofar as the Borrower complies, or causes the Company to comply, with each of the following requirements: (i)(A) all Bank Bonds, if any, will be redeemed at a redemption price equal to the Sale Price therefor as a part of such optional redemption and (B) after giving effect to such redemption, all Differential Interest Amount, Excess Interest Amount and other amounts owing in respect of the Principal Drawing pursuant to which any such Bank Bonds were purchased together with any other Required Payments owing hereunder shall have been paid in full to the Bank, and (ii) the Collateral is available to reimburse the Bank in full in accordance with Section 2.01 for the Drawing under the Letter of Credit to effect the redemption (or purchase in lieu of redemption). If, notwithstanding the foregoing clause (ii), the required amount is not deposited by such date, the Borrower authorizes the Bank to notify the Trustee on behalf of the Company to rescind such optional redemption (or purchase in lieu of redemption) in accordance with the terms of the Indenture, unless the Borrower has made other arrangements satisfactory to the Bank to reimburse the Bank for the Drawing under the Letter of Credit to be made with respect to the redemption (or purchase in lieu of redemption).

(b)    Defeasance. The Borrower will not defease, nor allow the Company to defease the Bonds without contemporaneously paying all Required Payments and satisfying all obligations of the Borrower hereunder.

Section 6.05.     Change of Corporate Name, State of Incorporation or Location. The Borrower shall not (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office or principal place of business, or the location of its records concerning the Collateral Account, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization or incorporate or organize in any additional jurisdictions, in each case without at least thirty (30) days prior written notice to the Bank and after the Bank’s written acknowledgment that any reasonable action requested by the Bank in connection therewith, including to continue the perfection of any Liens in favor of the Bank or the Trustee in any collateral, has been completed or taken, and provided that any such new location shall be in the continental United States.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01.     Events of Default. The occurrence of any of the following events shall constitute an “Event of Default,” unless waived by the Bank in writing:

(a)    Failure of the Borrower to pay or cause to be paid when due any amount owed by the Borrower hereunder or under any of the other Related Documents to which it is a party.

(b)    Failure of the Borrower to observe or perform the covenants set forth in Sections 5.03, 5.06, 6.01, 6.04 and 6.05.

(c)    Failure of the Borrower to observe or perform any covenant, condition or provision of this Agreement or the Control Agreement (other than as specified in (a) or (b) above) and such failure remains uncured thirty (30) days after written notice of such failure from the Bank to the Borrower.

(d)    Any representation or warranty made or deemed made by or on behalf of the Borrower in this Agreement or any other Related Document to which it is a party or in any amendment of, or waiver under, this Agreement or other Related Document to which it is a party, or in any certificate, financial statement or other document furnished by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the other Related Documents to which it is a party shall have been inaccurate or incomplete in any material respect when made or deemed to have been made.

(e)    [Reserved].

(f)    The occurrence of (i) any default by the Borrower in the payment of any amount due in respect of any Debt in an aggregate amount in excess of $20,000,000, as and when the same shall become due, or (ii) any other event, default, event of default or act or omission by the Borrower in respect of any Debt in excess of $20,000,000 that results in such Debt becoming immediately due and payable.

(g)    The entry or filing of one or more judgments, writs or warrants of attachment or of any similar process which, individually or in the aggregate, equals or exceeds $20,000,000, shall be rendered against the Borrower or against any of its property and the same shall remain undismissed or unbonded for a period of 30 days, or any action shall be taken by a judgment creditor to attach or levy upon any revenues or assets of the Borrower to enforce any such judgment.

(h)    The occurrence of an Event of Insolvency with respect to the Borrower.

(i)    (i) Any Related Document or any provision thereof shall cease to be valid and binding on the Borrower, or a Governmental Authority with jurisdiction to rule on the validity of any Related Document shall so find, announce or rule, or (ii) the Borrower or any Person on its or their behalf shall (A) contest the validity or enforceability of any Related Document or any provision thereof, (B) deny that the Borrower has any further liability under one or more provisions of any Related Document or (C) seek an adjudication that, any Related Document, or the absence or invalidity of which could adversely affect, the security for the Required Payments, or the Borrower’s ability to pay the Required Payments or perform its obligations under any Related Documents or the rights and remedies of the Bank, is not valid and binding on the Borrower.

(j)    The Collateral Account shall become subject to any writ, judgment, warrant or attachment, execution or similar process.

(k)    (i) Any Lien created by this Agreement or the Control Agreement in favor of the Bank at any time and for any reason (except as expressly permitted to be released by the terms of such governing document) shall not constitute a valid and perfected Lien or shall fail to have the priority required by this Agreement or the Borrower shall so assert in writing, (ii) any legislation is enacted, repealed, reenacted, amended or otherwise modified, and such repeal, enactment, reenactment, amendment or modification, in the reasonable opinion of the Bank, has a Material Adverse Effect on the validity, enforceability or priority of the Lien on the Collateral Account in favor of the Bank or (iii) any rescission of or amendment to or any other action under or in connection with any legislation, law or regulation relating to the Collateral Account which would materially reduce the amount of the Collateral Account or the allocation of the Collateral Account to the payment of the Required Payments.

Section 7.02.     Rights and Remedies.

(a)    If an Event of Default under Section 7.01(a), (h), (j) or (k) occurs and is continuing, the Bank may, in its sole discretion:

(i) notify the Trustee that an Event of Default has occurred and is continuing and that the Letter of Credit shall terminate in accordance with the terms thereof and (ii) in such notice further direct the Trustee to draw upon the Letter of Credit in accordance with its terms and purchase all Outstanding Bonds for the account of the Bank, whereupon such Bonds shall be Bank Bonds, unless the Bank is immediately reimbursed for such draw.

(b)    If an Event of Default occurs and is continuing, the Bank may:

(i)    by notice to the Borrower, declare the entire unpaid principal and interest amount of any advances outstanding as a result of any Drawing (including any Purchase Drawing following notice to the Trustee under Section 7.02(a)) together with accrued interest thereon at the Bank Rate, and all other amounts owing under this Agreement, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in Section 7.01(h) above, without any notice to the Borrower or any other act by the Bank, the entire unpaid principal and interest amount of any advances outstanding as a result of any Drawing, together with accrued interest thereon, and all other amounts owing under this Agreement, shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, or

(ii)    (A) cure any default, event of default or event of nonperformance under this Agreement or under any of the other Related Documents and Bond Documents (in which event the Borrower shall reimburse the Bank therefor pursuant to Section 2.11 hereof), (B) exercise its statutory or common law right to banker’s liens, or rights of setoff, (C) proceed to protect its right by suit in equity, action at law or other appropriate proceedings, whether for specific performance of any covenant or agreement of the Borrower herein contained or in the exercise of any power or remedy granted to the Bank under any of the Related Documents, (D) subject in all respects to the terms of the Indenture, exercise any right it may have under the Indenture as a Holder of Liquidity Provider Bonds (each as defined therein) or otherwise, either singly or together with such other number of Holders (as defined in the Indenture) as shall constitute the percentage required under the Indenture to take any such action, including without limitation any right it may have to direct the acceleration of obligations thereunder or hereunder, to direct or cause the Trustee to foreclose, marshal, dispose of or otherwise realize on the Trust Estate pursuant to and in compliance with the Indenture or to otherwise direct or control the enforcement of remedies and proceedings taken under the Indenture, and foreclose, marshal, dispose of and otherwise realize on any other collateral of the Borrower pledged hereunder or under the Related Documents, on such terms and in such manner as the Bank may determine, or (E) exercise any other rights or remedies available under any Related Document, any other agreement or at law or in equity.

(c)    The rights and remedies of the Bank specified herein are for the sole and exclusive benefit, use and protection of the Bank, and the Bank is entitled, but shall have no duty or obligation to the Borrower, the Trustee, the Holders (as defined in the Indenture) or any other Person, (i) to exercise or to refrain from exercising any right or remedy reserved to the Bank hereunder, or (ii) to cause the Trustee or any other party to exercise or to refrain from exercising any right or remedy available to it under any of the Related Documents.

(d)    From and after the occurrence of an Event of Default under Section 7.01(a), all amounts due and owing to the Bank hereunder shall bear interest at the Bank Rate.

Section 7.03.     No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any right under this Agreement preclude any other further exercise of such right or the exercise of any other right.

ARTICLE VIII

NATURE OF OBLIGATIONS; INDEMNIFICATION

Section 8.01.     Obligations Absolute. The obligations of the Borrower to pay all Required Payments under this Agreement and any other Related Documents to which the Borrower is a party shall be absolute, unconditional and irrevocable, notwithstanding any other provision of this Agreement or any other Related Document, and shall not be subject to any right of setoff, recoupment or counterclaim against the Bank or any Participant and shall be paid and performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever. Until the principal of and interest on the Bonds and all Required Payments including the repayment of all Drawings, have been indefeasibly paid in full and all other obligations of the Borrower hereunder and under the Related Documents have been performed and discharged, the Borrower waives and covenants not to assert any right of setoff or recoupment against its and their obligations to make all payments of principal, interest and all other Required Payments due hereunder and under the other Related Documents in the amounts and at the times required hereby and thereby, and without abatement, diminution, deduction, counterclaim or defense for any reason, including, without limitation, in the following circumstances:

(a)    any lack of validity or enforceability of the Letter of Credit or any of the Related Documents or the Bond Documents;

(b)    any amendment or waiver of any provision, term or condition of any of the Related Documents or the Bond Documents;

(c)    any failure of any portion of the Project to be delivered, constructed or completed, any defects, malfunctions, breakdowns or infirmities in the Project, any accident, condemnation, destruction or unforeseen circumstances, or any damage, destruction or condemnation of the Borrower’s or the Company's facilities or any part thereof or any acts or circumstances that may constitute failure of consideration or commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State of Iowa, or any political subdivision of either thereof;

(d)    the existence of any dispute with, or any claim, right of setoff or recoupment, defense or other rights which the Borrower or the Company may have at any time against, the Trustee or the Paying Agent, any beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom the Trustee or the Paying Agent, any such beneficiary or any such transferee may be acting), the Bank (other than the defense of payment to the Bank in accordance with the terms of this Agreement), any Participant or any other Person, whether in connection with this Agreement, the other Related Documents or the Bond Documents or any transaction contemplated thereby or any unrelated transaction;

(e)    any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(f)    payment by the Bank under the Letter of Credit against presentation of a sight draft or certificate which does not comply with the terms of the Letter of Credit; and

(g)    any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff or recoupment against, the Borrower’s, or the Company’s obligations under the Bond Documents or under any of the Related Documents, in each case to which it is a party.

Section 8.02.     Continuing Obligation. All covenants, agreements, representations and warranties made by the Borrower in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Bank and shall survive the execution and delivery of this Agreement, the issuance of the Letter of Credit and any Drawings under the Letter of Credit, regardless of any investigation made by the Bank or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the Bonds or any Required Payments remain outstanding and unpaid. The obligations of the Borrower under this Agreement shall survive the expiration or termination of the Letter of Credit and continue until the date upon which all amounts due and owing to the Bank hereunder and under any Bank Bonds shall have been indefeasibly paid in full; provided, however, that the obligations of the Borrower pursuant to Article II and Sections 8.03 and 8.04 hereof shall survive any expiration or termination of this Agreement.

Section 8.03.     Liability of the Bank. With respect to the Bank, the Borrower assumes any and all risks with respect to the acts or omissions of each of the Trustee, the Paying Agent, the Remarketing Agent and any transferee of the Letter of Credit and any other Person in connection with its or their use of the Letter of Credit or of any amounts made available by the Bank thereunder. Neither the Bank, its Affiliates or any Participant, nor any of their respective officers, directors, employees or agents shall be liable or responsible for any of the following: (a) the use that may be made of the Letter of Credit or any amounts made available by the Bank thereunder or for any acts or omissions of the Trustee, the Paying Agent, the Borrower, the Remarketing Agent or any other Person in connection with the Letter of Credit or the use of its proceeds; (b) any of the acts, omissions, agreements, circumstances or conditions covered by the indemnification provided in Section 8.04 hereof, (c) any act or omission of the Bank; (d) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (e) payment by the Bank against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (f) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit; provided, that, the Borrower shall have a claim against the Bank, and the Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, actual damages, but expressly not for any lost profits or any consequential, special, indirect or punitive damages (the right to recover or receive lost profits, consequential, special, indirect or punitive damages being hereby waived), suffered by the Borrower and not required to be mitigated by the Borrower, which direct, actual damages are determined by a final and nonappealable judgment of a court of competent jurisdiction to have been directly caused by (i) the Bank’s fraud, willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms thereof or (ii) the Bank’s willful failure to pay under the Letter of Credit after the presentation to it by the Trustee or Paying Agent (or a successor trustee or Paying Agent under the Indenture in accordance with its terms) of a draft and certificate strictly complying with the terms and conditions thereof; provided, however, that the maximum amount of damages recoverable by the Borrower as provided above is expressly limited to the stated amount of the Letter of Credit as of the date of issuance thereof. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Section 8.04.     Indemnification; Taxes, Etc. In addition to any and all rights of reimbursement, indemnification, subrogation or any other rights pursuant hereto or under law or equity, the Borrower hereby agrees to defend, indemnify and hold harmless each of the Bank, its Affiliates and each of the respective officers, directors, employees and agents of the foregoing Persons (each an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever (including reasonable attorneys’ fees) that an Indemnified Party may incur (or which may be claimed against an Indemnified Party by any Person whatsoever) that arises out of or in connection with any of the Transactions contemplated by this Agreement or the Related Documents, including, without limitation, (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Official Statement or any other offering circular or document used in connection with the Bonds or the Letter of Credit, or in any supplement or amendment thereof, or the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they are or were made, not misleading or the failure to deliver the Official Statement or any other offering circular or document to any offeree or purchaser of Bonds (but excluding the Bank Disclosure or equivalent disclosure information relating to the Bank included in such other offering circular or document and provided in writing by the Bank for inclusion therein); (ii) the execution and delivery or transfer of, or payment or failure to pay under the Letter of Credit; (iii) (A) the issuing, offering, sale, remarketing or resale of the Bonds or (B) the pledge, holding, transfer, registration, delivery, sale or other disposition of the Bank Bonds under the Indenture or this Agreement; (iv) the proposed or actual use of the proceeds of the Bonds or any amounts drawn under the Letter of Credit; (v) the untruth or material inaccuracy of any warranty or representation undertaken or given by the Borrower or the Company in this Agreement or any Related Document or in any certificate furnished hereunder or thereunder or the breach or nonperformance by any Person of any covenant of this Agreement or any other Related Document; any act or omission of the Borrower or the Company or any imposition arising from, burden imposed by, violation of, or failure to comply with any Applicable Law by the Borrower or the Company; (vii) any Taxes or Other Taxes; or (viii) (A) any patent or latent condition of the Project or any real property, land or structure owned, leased or occupied by the Company, (B) the construction, reconstruction, improvement, use, occupancy, conduct or management of or any work or anything whatsoever done or omitted to be done in or about the Project or any real property, land or structure owned, leased or occupied by the Borrower or (C) any accident, injury or damage whatsoever to any person occurring in or about the Project or any real property, land or structure owned, leased or occupied by the Borrower; provided, in each case, that the Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, directly caused by (1) the fraud, willful misconduct or gross negligence of the Bank or (2) the Bank’s willful failure to pay under the Letter of Credit after the presentation to it by the Trustee of a draft and certificate strictly complying with the terms and conditions of the Letter of Credit, to the extent that there has been a final and nonappealable judgment of a court of competent jurisdiction that such claims, damages, losses, liabilities, costs and expenses were directly caused by the willful misconduct or gross negligence of the Bank. If any proceeding shall be brought or threatened against an Indemnified Party by reason of or in connection with the events described in (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii), such Indemnified Party shall promptly notify the Borrower in writing and the Borrower shall assume the defense thereof, including the employment of counsel and the payment of all costs of litigation. The Borrower will not settle or compromise any such action or claim without the prior written consent of the relevant Indemnified Party if the settlement or compromise would require any act or admission by such Indemnified Party or any of its Affiliates, or impose any cost or expense on the Indemnified Party or its Affiliates or impose any limitation on the business or future actions of the Indemnified Party or its Affiliates. Notwithstanding the preceding sentence, an Indemnified Party shall have the right to employ its own counsel and to determine its own defense of such action in any such case, but the reasonable and documented fees and expenses of such counsel shall be at the expense of an Indemnified Party unless (x) the employment of such counsel has been authorized in writing by the Borrower or (y) the Borrower, after due notice of the action, shall not have employed counsel to have charge of such defense, in either of which events the reasonable and documented fees and expenses of counsel for such Indemnified Party shall be borne by the Borrower. The Borrower shall not be liable for any settlement of any such action effected without its consent. Nothing under this Section 8.04 shall or shall be construed to limit the Borrower’s payment obligations under Article II.

The provisions of this Section 8.04 shall survive the termination of this Agreement and the payment in full of the Bonds and the obligations of the Borrower hereunder.

Section 8.05.     Facsimile Documents. At the request of the Borrower, the Letter of Credit provides that Drawings thereunder may be presented to the Bank by, among other methods, facsimile. The Borrower acknowledges and assumes all risks relating to the use of such facsimile demands for payment and agrees that its obligations under this Agreement and the Related Documents shall remain absolute, unconditional and irrevocable as provided in Section 8.01 above if the Bank honors such conforming facsimile demands for payment.

ARTICLE IX

TRANSFER, REDUCTION OR REINSTATEMENT
OF LETTER OF CREDIT

Section 9.01.     Transfer, Reduction and Reinstatement. The Letter of Credit may be transferred, reduced and reinstated in accordance with the provisions set forth therein.

ARTICLE X

MISCELLANEOUS

Section 10.01.     Right of Setoff. Upon the occurrence of an Event of Default, the Bank and its affiliates may, at any time and from time to time, without notice to the Borrower or any other Person (any such notice being expressly waived), set off and appropriate and apply, against and on account of, any obligations and liabilities of the Borrower to the Bank or its Affiliates, whether or not arising under or connected with this Agreement or the Related Documents and without regard to whether or not the Bank shall have made any demand therefor and although such obligations and liabilities may be contingent or unmatured and regardless of currency, place of payment or booking office thereof, any and all deposits (general or special, including but not limited to Debt evidenced by certificates of deposit, but not including trust accounts) and any other Debt or other payment obligation at any time held or owing by the Bank or its Affiliates to or for the credit or the account of the Borrower, whether or not arising under or connected with this Agreement or the Related Documents, whether or not matured, whether or not contingent and regardless of the currency, place of payment or booking office thereof. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which the Bank may have at law or in equity.

Section 10.02.     Amendments and Waivers; Remedies Cumulative. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower from any such provision shall in any event be effective unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. In the event any covenant or agreement contained in this Agreement is breached by the Borrower and thereafter waived by the Bank, such waiver shall be limited to the particular breach so waived for the specific period set out in such waiver and such waiver shall not constitute a waiver of such breach for any other period and shall not waive any other or similar breach hereunder. Specifically and not in limitation of the foregoing, this Agreement may not be amended or modified by course of dealing, oral acknowledgement or agreement or by any writing, unless it is a writing which is expressly stated to constitute an amendment of this Agreement and is signed by an authorized officer of the Bank and an authorized officer of the Borrower. The rights and remedies of the Bank hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have under law or equity.

Section 10.03.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 10.04.     Notices. Unless specifically indicated otherwise herein, all notices and other communications provided for hereunder shall be in writing and if to the Borrower at:

Gevo, Inc.

345 Inverness Drive South

Building C, Suite 310

Englewood, CO 80112
Attention: [***]
Telephone: [***]
Email: [***]

or if to the Bank, addressed to it at:

For Administrative Matters:

Citibank, N.A.
c/o Citicorp North America, Inc.

3800 Citibank Center, Building B, First Floor

Tampa, FL 33610

Attention: [***]

Facsimile No.: [***]

For Credit Matters:

Citibank, N.A.
811 Main Street, Suite 4000
Houston, TX 77002
Attention: [***]
Telephone: [***]
Facsimile: [***]

or if to the Issuer, addressed to it at:

Iowa Finance Authority
1963 Bell Avenue, Suite 200
Des Moines, Iowa 50315
Attention: [***]
Phone: [***]
Facsimile No.: [***]

or if to the Trustee or Paying Agent, addressed to it at:

Citibank, N.A.
Citi Agency & Trust

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: [***]

Phone: [***]

or if to the Remarketing Agent, addressed to it at:

Citigroup Global Markets Inc.

Public Finance Department

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: [***]

Phone: [***]

or as to each party at such other address as shall be designated by such party in a written notice to the other parties.

Any notice or other communication shall be sufficiently given and shall be deemed given when delivered to the addressee in writing or when given by telephone immediately confirmed in writing by tested telex, telecopier or other telecommunication device.

Section 10.05.     Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 10.06.     GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND TOGETHER WITH ANY DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW, WITHOUT REGARD TO CHOICE OF LAW RULES OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 (OR ANY SUCCESSOR STATUTE THERETO).

Section 10.07.     Consent to Jurisdiction, Venue and Service of Process. Pursuant to, and in accordance with, Section 5‑1402 of the New York General Obligations Law (or any successor statute thereto), the Borrower and the Bank, irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought in the exclusive jurisdiction of a court of record in the State of New York located in the Borough of Manhattan or in the United States District Court for the Southern District of the State of New York located in the Borough of Manhattan, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower and the Bank also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the respective address set forth for such party in Section 10.04. The Borrower and the Bank agree that a final judgment in any suit, action or proceeding shall be conclusive and may be enforced in appropriate jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this Section 10.07 shall be by certified mail, return receipt requested.

Nothing in this Section 10.07 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any suit, action or proceeding against the Borrower or its property in the courts of any other jurisdiction.

Section 10.08.     Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not have any effect for purposes of interpretation or construction of the terms of this Agreement.

Section 10.09.     Participations. The Borrower acknowledges and agrees that the Bank may participate all or any portion of its obligations under the Letter of Credit and the obligations of the Borrower under this Agreement and any other Related Documents (collectively, the “Participated Obligations”) to other financial institutions and waives any notice of such participations. The Borrower agrees to provide to the Bank, promptly upon request, a copy of the most recent financial information concerning the Borrower in connection with any such participation or prospective participation. Subject to Section 5.07, the Bank may disclose to any Participants or prospective Participants any information or other data or material in the Bank’s possession relating to this Agreement, the Official Statement or any Related Document, without the consent of or notice to the Borrower. The Borrower further acknowledges and agrees that upon any such participation the Participants will become owners of a pro rata portion of the Participated Obligations and the Borrower waives any right of setoff it may at any time have against the Bank or any Participant with regard to the Participated Obligations. The grant of any participation interest in the Participated Obligations shall not impair the Bank’s obligation to honor Drawings made in accordance with the express terms of the Letter of Credit.

Section 10.10.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors, endorsees and assigns, provided that the Borrower may assign, transfer or delegate all or any portion of its respective rights or obligations hereunder without the prior written consent of the Bank. The Bank may grant interests in its rights hereunder as provided in Section 10.09; provided, however, that no such grant shall affect the obligations of the Bank under the Letter of Credit.

Notwithstanding any other provision of this Agreement, the Bank may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment under this Agreement) to secure obligations of the Bank to a Federal Reserve Bank, without notice to or consent of the Borrower; provided that no such pledge or grant of a security interest shall release the Bank from any of its obligations hereunder, as the case may be, or substitute any such pledgee or grantee for the Bank as a party hereto, as the case may be.

Section 10.11.     Complete and Controlling Agreement. This Agreement and the other Related Documents completely set forth the agreements between the Bank and the Borrower and fully supersede all prior and contemporaneous understandings, agreements, and contracts, both written and oral, between the Bank and the Borrower relating to the issuance of the Letter of Credit and all matters set forth herein and in the Related Documents.

Section 10.12.     Waiver of Rule of Construction. The Borrower hereby waives any and all provisions of law to the effect that an ambiguity in a contract or agreement should be interpreted against the party responsible for its drafting.

Section 10.13.     WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER AS CLAIM, COUNTER‑CLAIM, AFFIRMATIVE DEFENSE OR OTHERWISE) BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BORROWER OR THE BANK. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND RECOGNIZES AND AGREES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT AND ISSUING THE LETTER OF CREDIT. THE BORROWER REPRESENTS AND ACKNOWLEDGES THAT IT HAS REVIEWED THIS PROVISION WITH ITS LEGAL COUNSEL AND THAT IT HAS KNOWINGLY AND VOLUNTARILY WAIVED ANY JURY TRIAL RIGHTS IT MAY HAVE FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL.

Section 10.14.     Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Bank, or the Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

Section 10.15.     Usury. If notwithstanding the application of Section 2.12 of this Agreement, Applicable Law shall be interpreted by a court of competent jurisdiction to render usurious any amount or amounts payable to the Bank under this Agreement or under the Bonds (including Bank Bonds), or contracted for, charged or received by the Bank with respect to the obligations of the Borrower hereunder or under the Bonds, or if any acceleration or optional or extraordinary prepayment results in the Borrower or the Company having paid any interest (together with any Charges) in excess of that permitted by Applicable Law, then it is the Bank's express intent that all excess amounts theretofore collected by the Bank shall be credited against the principal balance of the Borrower's obligations to the Bank and the provisions of this Agreement and the other Related Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder modified, without the necessity of the execution of any new documents, so as to comply with the Applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to the Bank, which may be characterized as interest under Applicable Law shall, to the extent permitted thereby, be amortized, prorated, allocated, and spread throughout the full stated term of the Bonds or other obligations of the Borrower until payment in full so that the rate or amount of interest on account of such obligations does not exceed the Maximum Lawful Rate from time to time in effect and applicable to such obligations for so long as the obligations are outstanding.

Section 10.16.     Electronic Signature; Electronically Signed Document. For purposes hereof, “electronic signature” means a manually‑signed original signature that is then transmitted by electronic means; “transmitted by electronic means” means sent in the form of a facsimile or sent via the Internet as a pdf (portable document format) or other replicating image attached to an e‑mail message; and, “electronically signed document” means a document transmitted by electronic means and containing, or to which there is affixed, an electronic signature. The parties agree that the electronic signature of a party to this Agreement (or any amendment or supplement of this Agreement) shall be as valid as an original signature of such party and shall be effective to bind such party to this Agreement. The parties agree that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” (ii) to have been signed, (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files, and (iv) of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Such paper copies or “printouts”, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule.

Section 10.17.     No Advisory or Fiduciary Responsibility. In connection with all aspects of the Transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Related Document), the Borrower acknowledges and agrees that: (i) (A) the arranging, structuring and other services regarding this Agreement provided by the Bank and any of its Affiliates are arm’s‑length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Bank and its Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the Transactions contemplated hereby and by the other Related Documents; (ii) except to the extent expressly provided otherwise in any Related Document or any Bond Document, or other agreement to which the Bank or any of its Affiliates is a party, (A) the Bank and each of its Affiliates is and has been acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Borrower or the Company or any of its or their Affiliates, or any other Person and (B) neither the Bank nor any of its Affiliates has any obligation to the Borrower, the Company or any of its or their Affiliates with respect to the Transactions, except those obligations expressly set forth herein; and (iii) the Bank and each of its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Bank nor any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Applicable Law, the Borrower hereby waives and releases any claims that it may have against the Bank and each of its Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

[Signature pages follow.]

IN WITNESS WHEREOF, the Borrower and the Bank have caused this Letter of Credit Reimbursement Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

GEVO, INC.

By:	/s/ L. Lynn Smull
Name	L. Lynn Smull
Title	Chief Financial Officer

CITIBANK, N.A.

By:	/s/ Michael Zeller
Name	Michael Zeller
Title	Vice President

EXHIBIT A

FORM OF LETTER OF CREDIT

[***]

A-1

EXHIBIT B

FORM OF TRUSTEE’S LETTER

[  ] , 20[  ]

Citibank, N.A.,

as issuer of the Letter of Credit

Re:         Irrevocable Transferable Direct‑Pay Letter of Credit No. [__________]

Dear Ladies and/or Gentlemen:

We refer to the above‑referenced Irrevocable Transferable Direct‑Pay Letter of Credit (the “Letter of Credit”) issued pursuant to the Letter of Credit Reimbursement Agreement dated as of April 1, 2021 (the “Reimbursement Agreement”) between Gevo, Inc. (the “Borrower”) and Citibank, N.A, as issuer of the Letter of Credit. Unless otherwise defined, terms used herein shall have the meanings ascribed to them in the Reimbursement Agreement.

We have read and understand our obligations under Section 2.03 of the Reimbursement Agreement and agree to comply with the terms thereof. We hereby further agree to provide notice to you in the form of Exhibit E to the Letter of Credit when so instructed in writing by the Borrower or when payment for all of the Bonds has been made pursuant to the Indenture. Subject to the terms and conditions of the Indenture regarding performance of the duties set forth therein by the Trustee and Paying Agent, we agree to perform our duties set forth in Section 2.03 of the Reimbursement Agreement.

Very truly yours, CITIBANK, N.A., as Trustee and Paying Agent

By
Name
Title

EXHIBIT C

FORM OF STANDING INSTRUCTION TO TRUSTEE

[    ], 20[   ]

Citibank, N.A., as Trustee

Citi Agency & Trust

388 Greenwich Street, 6th Floor

New York, New York 10013

Attn: [***]

Phone: [***]

with a copy to:

Citibank, N.A., as Bank

c/o Citicorp North America, Inc.

3800 Citibank Center, Building B, First Floor

Tampa, FL 33610

Attention: [***]

Fax: [***]

Re:         Standing Instruction

Dear Ladies and Gentlemen:

Reference is made to (i) the Irrevocable Transferable Direct Pay Letter of Credit No. [__________] (the “Letter of Credit”) issued for the benefit of Citibank, N.A., as trustee (the “Trustee”), pursuant to the Letter of Credit Reimbursement Agreement dated as of April 1, 2021 (the “Reimbursement Agreement”) between Gevo, Inc. (the “Borrower”) and Citibank, N.A, as issuer of the Letter of Credit (the “Bank”), and (ii) that certain Indenture dated as of April 1, 2021 (the “Indenture”), between the Iowa Finance Authority and the Trustee. Unless otherwise defined, terms used herein shall have the meanings ascribed to them in the Reimbursement Agreement and the Indenture.

Pursuant to Section 2.01 of the Reimbursement Agreement and Section 5.04 of the Indenture, the undersigned authorized officer of the Company hereby instructs, directs and authorizes the Trustee to:

(i)

Each time an Interest Drawing is made under the Letter of Credit, transfer immediately and automatically an amount equal to the lesser of (a) the amount of such Interest Drawing and (b) the amount then currently on deposit in the Interest Reimbursement Account of the Bond Fund established pursuant to the Indenture to account number [____] at Citibank, N.A. for the account of the Bank (the “LC Bank Account”) in satisfaction of the Borrower’s obligation to reimburse the Bank for Interest Drawings under the Letter of Credit. Until such time as the Interest Reimbursement Account has been fully utilized and no amounts remain on deposit therein, the Trustee shall make transfers from the Interest Reimbursement Account to the LC Bank Account for such purpose.

(ii)

Notify each of the Company, the Borrower and the Bank in writing (a) of the amount of each application of the funds on deposit in the Interest Reimbursement Account in connection with the reimbursement of any Interest Drawing, (b) the amount remaining on deposit in the Interest Reimbursement Account following each such application and the amount of the next scheduled interest payment on the Bonds to occur on the next January 1 or July 1, as applicable, and (c) when the Interest Reimbursement Account has been fully utilized and has no remaining funds on deposit therein.

[Signature page follows]

This notice shall constitute a standing letter of instruction upon which the Trustee is hereby authorized, directed and instructed to rely unless and until the Trustee is notified otherwise in writing by the Company.

Very truly yours, GEVO NW IOWA RNG, LLC

By
Name
Title

Acknowledged and agreed:

CITIBANK, N.A., as Trustee

By
Name
Title

CITIBANK, N.A., as Bank

By
Name
Title